Exhibit 99.2
SIGNATURES

Dated: April 4, 2014

GS MEZZANINE PARTNERS V ONSHORE FUND, L.P.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V ONSHORE FUND, L.L.C.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GSMP V ONSHORE US, LTD.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V INSTITUTIONAL FUND, L.P.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V INSTITUTIONAL FUND, L.L.C.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V OFFSHORE FUND, L.P.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V OFFSHORE FUND, L.L.C.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GSMP V OFFSHORE US, LTD.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact